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                                                                      EXHIBIT 15
                                                                      ----------

                          MAGNA GROWTH AND INCOME FUND
                          ----------------------------

                              CLASS A SERVICE PLAN


         This Plan (the "Plan") constitutes the Service Plan relating to the Class A shares of MAGNA GROWTH AND INCOME FUND (the "Series"), a series of Magna Funds, a Massachusetts business trust (the "Trust").

         Section 1. The Trust, on behalf of the Series, will pay to Ernst & Company, a corporation that acts as the Principal Distributor of the Series' shares, or such other entity as shall from time to time act as the Principal Distributor of the Series' shares (the "Distributor"), a fee (the "Service Fee") for expenses borne by the Distributor in connection with the provision of personal services provided to investors in Class A shares of the Series and/or the maintenance of shareholder accounts, at an annual rate not to exceed .25% of the Series' average daily net assets attributable to the Class A shares. Subject to such limit and subject to the provisions of Section 7 hereof, the Service Fee shall be as approved from time to time by (a) the Trustees of the Trust and (b) the Independent Trustees of the Trust. The Service Fee shall be accrued daily and paid monthly or at such other intervals as the Trustees shall determine. The Distributor may pay all or any portion of the Service Fee to securities dealers or other organizations (including, but not limited to, any affiliate of the Distributor) as service fees pursuant to agreements with such organizations for providing personal services to investors in Class A shares of the Series and/or the maintenance of shareholder accounts, and may retain all or any portion of the Service Fee as compensation for providing personal services to investors in Class A shares of the Series and/or the maintenance of shareholder accounts. All payments under this Service Plan are intended to qualify as "service fees" as defined in Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (or any successor provision) as in effect from time to time.

         Section 2. This Plan shall not take effect until it has been approved by votes of the majority of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust, in each case cast in person at a meeting called for the purpose of voting on this Plan, and by vote of a majority of the outstanding Class A shares of this Series, and shall in no event take effect before the effective date under the Securities Act of 1933 of the Trust's registration statement on Form N-1A relating to the Shares. This Plan shall continue in effect for a period of more than one year after the date this Plan takes effect, but only so long as such continuance is specifically approved at least annually by votes of the majority (or whatever other percentage may, from time to time, be required by Section 12(b) of the Investment Company Act of 1940 (the "Act") or the rules and regulations thereunder) of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust, cast in person at a meeting called for the purpose of voting on this Plan.



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         Section 3. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         Section 4. This Plan may be terminated at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding Class A shares of the Series.

         Section 5. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide:

         A. That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding Class A shares of the Series, on not more than 60 days' written notice to any other party to the agreement; and

         B. That such agreement shall terminate automatically in the event of its assignment.

         Section 6. This Plan may not be amended to increase materially the amount of expenses permitted pursuant to Section 1 hereof without approval by a vote of at least a majority of the outstanding Class A shares of the Series, and all material amendments of this Plan shall be approved in the manner provided for continuation of this Plan in Section 2.

         Section 7. As used in this Plan, (a) the term "Independent Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the Act and the rules and regulations thereunder, and (c) the term "majority of the outstanding Class A shares of the Series" shall mean the lesser of the 67% or the 50% voting requirements specified in clauses (A) and (B), respectively, of the third sentence of Section 2(a)(42) of the Act, all subject to such exemptions as may be granted by the Securities and Exchange Commission.

                                       -2-


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                                                             EXHIBIT 15 (cont'd)
                                                             -------------------

                     MAGNA INTERMEDIATE GOVERNMENT BOND FUND
                     ---------------------------------------

                              CLASS A SERVICE PLAN


         This Plan (the "Plan") constitutes the Service Plan relating to the Class A shares of MAGNA INTERMEDIATE GOVERNMENT BOND FUND (the "Series"), a series of Magna Funds, a Massachusetts business trust (the "Trust").

         Section 1. The Trust, on behalf of the Series, will pay to Ernst & Company, a corporation that acts as the Principal Distributor of the Series' shares, or such other entity as shall from time to time act as the Principal Distributor of the Series' shares (the "Distributor"), a fee (the "Service Fee") for expenses borne by the Distributor in connection with the provision of personal services provided to investors in Class A shares of the Series and/or the maintenance of shareholder accounts, at an annual rate not to exceed .25% of the Series' average daily net assets attributable to the Class A shares. Subject to such limit and subject to the provisions of Section 7 hereof, the Service Fee shall be as approved from time to time by (a) the Trustees of the Trust and (b) the Independent Trustees of the Trust. The Service Fee shall be accrued daily and paid monthly or at such other intervals as the Trustees shall determine. The Distributor may pay all or any portion of the Service Fee to securities dealers or other organizations (including, but not limited to, any affiliate of the Distributor) as service fees pursuant to agreements with such organizations for providing personal services to investors in Class A shares of the Series and/or the maintenance of shareholder accounts, and may retain all or any portion of the Service Fee as compensation for providing personal services to investors in Class A shares of the Series and/or the maintenance of shareholder accounts. All payments under this Service Plan are intended to qualify as "service fees" as defined in Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (or any successor provision) as in effect from time to time.

         Section 2. This Plan shall not take effect until it has been approved by votes of the majority of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust, in each case cast in person at a meeting called for the purpose of voting on this Plan, and by vote of a majority of the outstanding Class A shares of this Series, and shall in no event take effect before the effective date under the Securities Act of 1933 of the Trust's registration statement on Form N-1A relating to the Shares. This Plan shall continue in effect for a period of more than one year after the date this Plan takes effect, but only so long as such continuance is specifically approved at least annually by votes of the majority (or whatever other percentage may, from time to time, be required by Section 12(b) of the Investment Company Act of 1940 (the "Act") or the rules and regulations thereunder) of both (a) the Trustees of the Trust, and (b) the Independent Trustees of the Trust, cast in person at a meeting called for the purpose of voting on this Plan.


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         Section 3. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         Section 4. This Plan may be terminated at any time by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding Class A shares of the Series.

         Section 5. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide:

         A. That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding Class A shares of the Series, on not more than 60 days' written notice to any other party to the agreement; and

         B. That such agreement shall terminate automatically in the event of its assignment.

         Section 6. This Plan may not be amended to increase materially the amount of expenses permitted pursuant to Section 1 hereof without approval by a vote of at least a majority of the outstanding Class A shares of the Series, and all material amendments of this Plan shall be approved in the manner provided for continuation of this Plan in Section 2.

         Section 7. As used in this Plan, (a) the term "Independent Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the Act and the rules and regulations thereunder, and (c) the term "majority of the outstanding Class A shares of the Series" shall mean the lesser of the 67% or the 50% voting requirements specified in clauses (A) and (B), respectively, of the third sentence of Section 2(a)(42) of the Act, all subject to such exemptions as may be granted by the Securities and Exchange Commission.

                                       -2-